Services Acquisition Corp. International and Jamba Juice Company Announce Plans to List on NASDAQ

CHARLOTTE, NC and SAN FRANCISCO, CA — (BUSINESS WIRE)— November 17, 2006 — Services Acquisition Corp. International (AMEX:SVI; AMEX:SVI.U; AMEX:SVI.WT; ‘‘SACI’’ or the ‘‘Company’’) and Jamba Juice Company jointly announce today that NASDAQ has approved the listing of the Company's common stock, units and warrants for trading on the NASDAQ Global Market. It is currently anticipated that the Company's common stock, units and warrants will commence trading at the open of business on Wednesday, November 29, 2006, the anticipated date of the consummation of the merger. The Company has submitted to the American Stock Exchange a request for withdrawal of the listing their common stock, units and warrants, effective as of the close of business on November 28, 2006.

Pending SACI's shareholder approval of the proposed Jamba Juice merger, SACI will change its name to Jamba Inc. and its securities will begin trading under the following symbols:

•	Common stock will trade under ‘‘JMBA’’

•	Units will trade under ‘‘JMBAU’’

•	Warrants will trade under ‘‘JMBAW’’

Steve Berrard and Paul Clayton, the Chief Executive Officers of SACI and Jamba Juice Company, respectively, jointly commented, ‘‘We look forward to the completion of the merger and our NASDAQ listing as these events will represent key milestones in our development of the Jamba Juice brand.’’

About SACI

SACI is a blank check company that was formed for the specific purpose of consummating a business combination. SVI raised net proceeds of approximately $127 million through its initial public offering consummated in July 2005 and prior to the merger agreement with Jamba Juice Company had dedicated its time to seeking and evaluating business combination opportunities. The management of SACI includes former executives from organizations such as Blockbuster Entertainment Group, AutoNation and Boca Resorts.

About Jamba Juice Company

Jamba Juice Company is the category-defining leader in healthy blended beverages, juices, and good-for-you snacks. Founded in 1990 in California, today Jamba Juice Company has more than 580 company and franchised stores in 23 states nationwide with more than 8,500 employees. For the nearest location or a complete menu including new All Fruit Smoothies, please call: 1-866-4R-FRUIT or visit the website at http://www.jambajuice.com

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about SACI, Jamba Juice Company and the proposed merger. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of SACI's and Jamba Juice Company's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of SACI's stockholders to approve the plan and agreement of merger and the transactions contemplated thereby; the number and percentage of SACI stockholders voting against the proposed merger; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Jamba Juice Company is engaged; demand for the products and services that Jamba Juice Company provides, general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in SACI's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither SACI nor Jamba Juice Company assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

In connection with the proposed merger and related proposals that will be voted on at the Special Meeting, SACI has filed, and mailed to its stockholders, a definitive proxy statement dated November 8, 2006 with the Securities and Exchange Commission. SACI's stockholders are urged to read the proxy statement and other relevant materials as they become available as they will contain important information about the merger with Jamba Juice Company and the related proposals. SACI stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to SACI, 401 East Las Olas Boulevard, Suite 1140, Fort Lauderdale, Florida 33301.

SACI and its officers and directors may be deemed to have participated in the solicitation of proxies from SACI's stockholders in favor of the approval of the merger and related private placement financing. Information concerning SACI's directors and executive officers is set forth in the publicly filed documents of SACI. Stockholders may obtain more detailed information regarding the direct and indirect interests of SACI and its directors and executive officers in the acquisition and related private placement financing by reading the preliminary and definitive proxy statements regarding the merger and private placement financing, which will be filed with the SEC.

Contact:
For SACI, Fort Lauderdale
Boardroom Communications, Inc.
Julie Silver, 954-370-8999

or

For Jamba Juice Company
Integrated Corporate Relations
Don Duffy or Brian Prenoveau, 203-682-8200
investors@jambajuice.com